                                                                    Exhibit 10.2

ADDENDUM #54
                                 T-0483
                                                     SOLICITATION # 29436

TO:       All Using Agencies and                       August 14, 2002
          Cooperative Purchasing Participants

FROM:     Marianne Bixler
          Purchase Bureau

SUBJECT:  Minicomputer, Microcomputer, Workstation and Associated
Products

          Term Contract

CONTRACT PERIOD:  07/01/97 TO 04/30/03

Please note the following changes to contract #A81212.

Emtec Inc. has acquired the assets of Acentra Technologies. Therefore, Emtec Inc. will assume the contract awarded to Acentra Technologies at the same prices, terms and conditions. The new contract information is as follows:

Emtec Inc.
817 East Gate Rd.
Mt. Laurel, NJ 08054
Phone:    (609) 235-2121
Fax:      (609) 235-1666
Contact: Joseph Garofalo
Fed ID#: 22338693300

Please a ttach this addendum to your Notice of Award.